UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

CHINA FOODS HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-32522	84-1735478
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2301A, 26 Harbour Road Wanchai, Hong Kong	0000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(852) 3618-8608

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CFOO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2024, China Foods Holdings, Ltd. (the “Company”) appointed Kong Liqi as a member of the Company’s Board of Directors. Ms. Kong, age 23, graduated from New York University with a Bachelor’s degree in Mathematics and Economics and a Master of Applied Analytics from Columbia University. She is currently serves as the Investments Manager of HY Resources Investments Limited and provides advisory services and assists that company in vetting new investment opportunities and has served in this role since 2024. Ms. Kong is engaged in continuous professional development in the investment industry and the broader economy.

There were no arrangements or understandings between Ms. Kong and any other persons pursuant to which Ms. Kong was elected as a director. In addition, at this time, the Company has not appointed Ms. Kong to any committees nor has it made any determination to appoint Ms. Kong to any committee. Ms. Kong’s compensation for serving as a member of the Board has not yet been fixed.

On May 21, 2024, the Company appointed Yang Huan as a member of the Company’s Board of Directors. She currently holds the position of Executive Manager with the Company’s wholly owned subsidiary, Alpha Wellness (HK) Limited, where she provides advisory services and oversees various operational functions, including HR, finance, vendor management, event planning, and administrative tasks. She has held this position since August 2021. Ms. Yang, age 28, is a graduate of Jinan University, holding a Bachelor’s degree in English Language and Literature, as well as a double degree in Economics (Investments).

There were no arrangements or understandings between Ms. Yang and any other persons pursuant to which Ms. Yang elected as a director. In addition, at this time, the Company has not appointed Ms. Yang to any committees nor has it made any determination to appoint Ms. Yang to any committee. Ms. Yang’s compensation for serving as a member of the Board has not yet been fixed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Foods Holdings Limited

Date: June 13, 2024	By:	/s/ Kong Xiao Jun
	Name:	Kong Xiao Jun
	Title:	Chief Executive Officer